UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2022

Aravive, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36361	26-4106690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

River Oaks Tower
3730 Kirby Drive, Suite 1200
Houston, Texas 77098
(Address of principal executive offices)

(936) 355-1910
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ARAV	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Securities Purchase Agreements

On October 24, 2022, Aravive, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with several institutional accredited investors (the “Investors”) and with Eshelman Ventures, LLC (“Eshelman Ventures”) and certain directors and officers of the Company (the “Insiders” and together with Eshelman Ventures, the “Insider Investors”), pursuant to which the Company agreed to issue and sell to the Investors and the Insider Investors, in a private placement priced at-the-market consistent with the rules of the Nasdaq Stock Market LLC (the “Private Placement”), (i) an aggregate of 29,308,612 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), (ii) with respect to certain Investors, in lieu of the Shares, pre-funded warrants to purchase up to an aggregate of 15,870,199 shares of Common Stock (the “Pre-Funded Warrants”), and (iii) accompanying Series A warrants (the “Series A Warrants”) and Series B warrants (the “Series B Warrants”, together with the Series A Warrants, the “Warrants”) to purchase up to an aggregate of 45,178,811 shares of Common Stock or Pre-Funded Warrants. The combined purchase price of each Share and accompanying Warrants is $0.9199. The combined purchase price of each Pre-Funded Warrant and accompanying Warrants is $0.9198, which is equal to the Investor’s combined purchase price per Share and accompanying Warrants, minus the per share exercise price of each Pre-Funded Warrant of $0.0001. The Pre-Funded Warrants are being offered only to the Investors. The per share exercise price of the Warrants is $0.7949.

The price per Share and accompanying Warrants being sold to the Investors is based in part upon the last reported closing price of the Common Stock on the Nasdaq Global Select Market on October 24, 2022 and the price per Share and accompanying Warrants being sold to the Insider Investors is based in part upon the consolidated closing bid price reported on the Nasdaq Global Select Market on October 24, 2022. The last reported closing price of the Common Stock on the Nasdaq Global Select Market on October 24, 2022 and the consolidated closing bid price reported on the Nasdaq Global Select Market on October 24, 2022 were the same price ($0.7949).

Each Pre-Funded Warrant will have an exercise price equal to $0.0001 per share. The Pre-Funded Warrants are exercisable at any time after their original issuance and will not expire until exercised in full. Each Warrant will have an exercise price equal to $0.7949 per share. The Series A Warrants are exercisable at any time after the Authorized Share Increase (as defined below) and will expire on the date that is the later of (i) fifteen (15) months after the date of the Authorized Share Increase or (ii) one (1) month after public announcement by or on behalf of the Company of the publication of top line data from the Company’s Phase 3 trial of batiraxcept in platinum-resistant ovarian cancer. The Series B Warrants are exercisable at any time after the Authorized Share Increase and will expire thirty (30) months after the Authorized Share Increase. In connection with the Private Placement, the Company has agreed to convene a special meeting of its stockholders no later than 120 days following the closing of the Private Placement to seek approval of an increase in the number of the Company’s authorized shares of Common Stock pursuant to an amendment to its Certificate of Incorporation (such increase, the “Authorized Share Increase”) to allow for full sufficient authorized shares of Common Stock for the full exercise of the Warrants and the shares of Common Stock issuable upon exercise of the Warrants.

The Pre-Funded Warrants and the Warrants to be issued in the Private Placement will provide that a holder of Pre-Funded Warrants or Warrants, as applicable, will not have the right to exercise any portion of its Pre-Funded Warrants or Warrants if such holder, together with its affiliates, and any other party whose holdings would be aggregated with those of the holder for purposes of Section 13(d) or Section 16 of the Exchange Act would beneficially own in excess of 4.99%, 9.99% or 19.99% of the number of shares of the Company’s Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that each holder may increase or decrease the Beneficial Ownership Limitation by giving notice to the Company, with any such increase not taking effect until the sixty-first day after such notice is delivered to the Company but not to any percentage in excess of 19.99%; provided that any holder of the Warrants that beneficially owns in excess of 19.99% of the number of shares of the Common Stock outstanding on the issuance date of the Warrants shall not be subject to the Beneficial Ownership Limitation. If the holder is not permitted to exercise a Warrant for shares of the Common Stock due to the foregoing limitation, then the holder may exercise the Warrant for an equivalent number of Pre-Funded Warrants with an exercise price of $0.0001. The Pre-Funded Warrants may be exercised on a cashless basis.

The Purchase Agreement prohibits, with certain limited exceptions, the Company for 60 days following the closing date of the Private Placement from issuing any shares of Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) or filing any registration statement (other than a registration statement on Form S-4 or Form S-8).

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreements and as of the specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The Private Placement is expected to close on or about October 27, 2022, subject to the satisfaction of certain customary closing conditions. The Company expects to receive aggregate gross proceeds from the Private Placement of approximately $41.5 million, before deducting the placement agent commissions and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Private Placement to continue clinical development of batiraxcept in platinum resistant ovarian cancer, clear cell renal cell carcinoma and pancreatic adenocarcinoma, and for general corporate purposes.

The foregoing descriptions of the Purchase Agreement, the Pre-Funded Warrants, the Series A Warrants and the Series B Warrants do not purport to be complete and are qualified in their entirety by reference to such agreements, copies of which are filed as Exhibits 10.1, 4.1, 4.2 and 4.3 hereto, respectively, and incorporated by reference herein.

Side Letter Agreements

In connection with the Private Placement, the Company has agreed to enter into certain side letter agreements as discussed below. Pursuant to the terms of one such side letter agreement, the Company has agreed that at any time during the five-year period following the closing date of the Private Placement that one of the Investors (“Investor A”) (i) owns at least 90% of its purchase including the Pre-Funded Warrants (or the underlying warrant shares upon exercise) and Common Stock purchased by it and (ii) purchases at least 50% of its pro rata share in any offering in which Investor A is offered the opportunity to participate pursuant to this participation right, (A) and if the Company proposes to offer any new securities in a private placement or registered direct offering (subject to customary exclusions), the Company will offer Investor A the right to purchase its pro rata share of such new securities (based on percentage ownership of the Company on a fully diluted basis) and (B) if the Company proposes to offer any new securities in an underwritten registered offering the Company will instruct the underwriter(s) in such offering to contact Investor A and to provide to Investor A the opportunity to purchase its pro rata share of such new securities (based on percentage ownership of the Company on a fully diluted basis). Pursuant to the terms of a second side letter agreement, the Company has agreed that at any time during the five-year period following the closing date of the Private Placement that the BVF Investors (the “BVF Investors”) (i) own at least 90% of the Pre-Funded Warrants (or the underlying warrant shares upon exercise) and Common Stock purchased by them and (ii) purchase at least 50% of their pro rata share in any offering in which the Investor B is offered the opportunity to participate pursuant to this participation right, (A) and if the Company proposes to offer any new securities in a private placement or registered direct offering (subject to customary exclusions), the Company will offer the BVF Investors the right to purchase its pro rata share of such new securities (based on percentage ownership of the Company on a fully diluted basis) and (B) if the Company proposes to offer any new securities in an underwritten registered offering the Company will instruct the underwriter(s) in such offering to contact the BVF Investors and to provide to the BVF Investors the opportunity to purchase their pro rata share of such new securities (based on percentage ownership of the Company on a fully diluted basis).

Effective only upon full exercise of the Series A Warrants by Investor A and for so long as Investor A owns at least 1% of the Company’s total outstanding Common Stock, and at least 75% of the securities purchased by it in the Private Placement (or as exercised), Investor A shall have the right to appoint one individual designated by Investor A (the “Board Designee”) to the Company’s board of directors; thereafter, the Company shall nominate and recommend one Board Designee (if Investor A has exercised its right) in the Company’s proxy statement at each applicable annual meeting of its shareholders for such director’s class.

At any time following the closing date of the Private Placement when Investor A owns at least 50% of its purchased Shares and Pre-Funded Warrants (or the underlying warrant shares upon exercise thereof) Investor A shall have the right to one (1) non-voting board observer who is acceptable to the Company who shall have the right to attend and participate in all board and committee meetings, with certain exceptions.

The foregoing descriptions of the side letter agreements do not purport to be complete and are qualified in their entirety by reference to the form of such agreements, copies of which are filed as Exhibits 10.2 and 10.3, respectively, and incorporated by reference herein.

Registration Rights Agreements

Registration Rights Agreement. In connection with the Private Placement, the Company has agreed to enter into a registration rights agreement (the “Registration Rights Agreement”) with the Investors, pursuant to which the Company agreed to register for resale the Shares and the issuance of the shares of common stock underlying the Warrants and Pre-Funded Warrants held by the Investors (the “Registrable Securities”). Under the Registration Rights Agreement, the Company has agreed to file a registration statement covering the resale of the Shares and issuance of the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants and Warrants (the “Warrant Shares”) by the Investors of the Registrable Securities within 30 days following the closing of the Private Placement (the “Filing Deadline”). The Company has agreed to use commercially reasonable efforts to cause such registration statement to become effective (the “Effectiveness Deadline”) as soon as practicable (but no later than the 60th calendar following the Filing Deadline or, in the event the Securities and Exchange Commission (the “SEC”) reviews and has written comments to the registration statement, the 120th calendar following the Filing Deadline) and to keep such registration statement effective until the date the Shares and the shares of Common Stock underlying the Warrants and Pre-Funded Warrants covered by such registration statement have been sold or may be resold pursuant to Rule 144 without restriction. The Company has agreed to be responsible for all fees and expenses incurred in connection with the registration of the Registrable Securities.

In the event (i) the registration statement has not been filed by the Filing Deadline, (ii) the registration statement has not been declared effective prior to Effectiveness Deadline, or (iii) after the registration statement has been declared effective by the SEC, sales cannot be made pursuant to the registration statement for any reason including by reason of a stop order or the Company’s failure to update such registration statement, subject to certain limited exceptions, then the Company has agreed to make pro rata payments to each Investor as liquidated damages in an amount equal to 1% of the aggregate amount invested by each such Investor in the Registrable Securities per 30-day period or pro rata for any portion thereof for each such month during which such event continues, subject to certain caps set forth in the Registration Rights Agreement.

The Company has granted the Investors customary indemnification rights in connection with the registration statement. The Investors have also granted the Company customary indemnification rights in connection with the registration statement.

Affiliate Registration Rights Agreement. In connection with the Private Placement, the Company has agreed to enter into registration rights agreement (the “Affiliate Registration Rights Agreement”) with Investor A, pursuant to which Investor A is entitled to certain resale registration rights with respect to shares of the Company’s Common Stock held by Investor A (the “Affiliate Registrable Securities”). Under the Affiliate Registration Rights Agreement, following a request by Investor A, the Company is obligated to file a resale registration statement on Form S-3, or other appropriate form, covering the Affiliate Registrable Securities. The Company has agreed to file such resale registration statement as promptly as reasonably practicable following such request, and in any event within sixty (60) days of such request. The Company’s obligations to file such registration statement are subject to specified exceptions, and suspension and deferral rights as are set forth in the Affiliate Registration Rights Agreement. Under specified circumstances, the Company may also include securities of the Company in any such registration statement. Under the Affiliate Registration Rights Agreement, Investor A also has the right to one underwritten offering per calendar year, but no more than three underwritten offerings in total and not more than two underwritten offerings or “block trades” (as defined in the Affiliate Registration Rights Agreement) in any twelve month period, to effect the sale or distribution of the Affiliate Registrable Securities, subject to specified exceptions, conditions and limitations.

The foregoing descriptions of the Registration Rights Agreements do not purport to be complete and are qualified in their entirety by reference to the form of such agreements, copies of which are filed as Exhibits 10.4 and 10.5 hereto, respectively, and incorporated by reference herein.

Item 3.02.	Unregistered Shares of Equity Securities.

The information contained above in Item 1.01 relating to the Private Placement is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Investors and the Insider Investors in the Purchase Agreement, the offering and sale of the securities will be made in reliance on the exemption afforded by Regulation D under the Securities Act, and corresponding provisions of state securities or “blue sky” laws. The securities will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of the securities will not involve a public offering and will be made without general solicitation or general advertising. The Investors and the Insider Investors represented that they are accredited investors, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and that they are acquiring the securities for investment purposes only and not with a view to any resale, distribution or other disposition of the securities in violation of the U.S. federal securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 8.01.	Other Events.

On October 25, 2022, the Company issued a press release announcing the pricing of the Private Placement described above. The press release issued in connection with this announcement is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including without limitation statements regarding the expected closing of the Private Placement, anticipated proceeds from the Private Placement and the use thereof, the Company’s plans to file a registration statement to register the resale of the shares of Common Stock to be issued and sold in the Private Placement and the issuance of the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants and the Warrants. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “target,” “should,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including risks relating to the Company’s inability, or the inability of the Investors or the Insider Investors, to satisfy the conditions to closing for the Private Placement; the closing of the Private Placement; the Company’s ability to successfully complete the Authorized Share Increase; and risks described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, which are on file with the SEC; and risks described in other filings that the Company makes with the SEC in the future. Any forward-looking statements contained in this Form 8-K speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements, whether because of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Series A Warrant
4.3	Form of Series B Warrant
10.1	Form of Securities Purchase Agreement, dated October 24, 2022, by and among Aravive, Inc. and the purchasers party thereto.
10.2	Form of Side Letter Agreement by and among Aravive, Inc. and the persons party thereto
10.3	Form of Side Letter Agreement by and among Aravive, Inc. and the BVF Investor party thereto
10.4	Form of Registration Rights Agreement by and among Aravive, Inc. and the persons party thereto
10.5	Form of Affiliate Registration Rights Agreement, by and among Aravive, Inc. and the persons party thereto
99.1	Press Release of Aravive, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2022	ARAVIVE, INC. (Registrant)

	By:	/s/ Gail McIntyre
Name: Gail McIntyre Title: Chief Executive Officer